SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KAISER VENTURES LLC

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KAISER VENTURES LLC

NOTICE OF ANNUAL MEETING OF MEMBERS

JUNE 17, 2003

TO THE MEMBERS OF KAISER VENTURES LLC:

Notice is hereby given that the 2003 annual meeting of members of Kaiser Ventures LLC will be held at the Doubletree Ontario Airport Hotel, located at 222 N. Vineyard Avenue, Ontario, California, on Tuesday, June 17, 2003, beginning at 9:00 a.m., local time, for the following purposes:

1. To elect five individuals to serve on the Board of Managers until the next annual meeting or until their successors are elected; and

2. To transact such other business as may properly come before the meeting and any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Managers has fixed the close of business as of April 28, 2003, as the record date for the determination of members entitled to notice of, and to vote at, the meeting.

It is important that you vote. You are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

Accompanying this Annual Meeting Notice are a Proxy Statement and Form of Proxy.

BY ORDER OF THE BOARD OF MANAGERS

/s/ TERRY L. COOK
Terry L. Cook, Secretary

Ontario, California

May 6, 2003

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE, AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. YOU HAVE THE RIGHT TO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY GIVING WRITTEN NOTICE OF REVOCATION TO OUR SECRETARY BY MAIL OR BY FACSIMILE, BY SUBMITTING A SUBSEQUENT LATER DATED PROXY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

i

KAISER VENTURES LLC

3633 EAST INLAND EMPIRE BOULEVARD, SUITE 480

ONTARIO, CA 91764

(909) 483-8500

PROXY STATEMENT

INTRODUCTORY NOTE

Unless otherwise noted, (1) the terms “Kaiser LLC” or the “Company,” “we,” “us” and “our” refer to Kaiser Ventures LLC, (2) the term “Kaiser Inc.” refers to the former Kaiser Ventures Inc., (3) the term “Kaiser” refers to the ongoing business operations of Kaiser LLC and its subsidiaries, whether previously conducted in the form of Kaiser Inc. or currently by Kaiser LLC, (4) the terms “Class A Units” and “members” refer to Kaiser LLC’s Class A Units and the beneficial owners thereof, respectively, and (5) the term the “merger” refers to the merger of Kaiser Inc. with and into Kaiser LLC, effective November 30, 2001, in which Kaiser LLC was the surviving company.

INFORMATION CONCERNING SOLICITATION AND VOTING

We are furnishing this Proxy Statement to our members in connection with our solicitation of proxies to be voted at our annual meeting of members on June 17, 2003, and any adjournments or postponements thereof. Enclosed with this Proxy Statement is a copy of our Annual Report to members for the year ended December 31, 2002. No part of such Annual Report is intended to be incorporated into this Proxy Statement, and no part of the Annual Report is to be considered proxy soliciting material. We will furnish you a copy of our 10-K Report for the fiscal year ended December 31, 2002, without charge, upon written request. We are first mailing this Proxy Statement and the accompanying proxy card on or about May 6, 2003.

TIME, PLACE AND PURPOSES

We will hold our annual meeting at the Doubletree Ontario Airport Hotel, located at 222 N. Vineyard Avenue, Ontario, California on Tuesday, June 17, 2003, at 9:00 a.m., local time. At the annual meeting, we will ask you to elect five individuals to serve as members of our Board of Managers until the next annual meeting, or until their successors are elected.

Although we are not aware of any other matters to be submitted to the members at the annual meeting, any other business, which properly comes before the meeting may be transacted at the meeting. Our Operating Agreement requires certain advance notice of proposals and nominations. If other matters do properly come before the meeting, the persons named in the enclosed proxy may vote on such matters in accordance with their best judgment.

RECORD DATE; VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

Our Board of Managers fixed the close of business on April 28, 2003, as the record date for determining the members entitled to receive notice of and to vote at the annual meeting. Only members of record as of the close of business on the record date will be entitled to vote at the annual meeting.

We had 6,911,799 Class A Units outstanding as of the close of business on the record date. Out of the outstanding Class A Units, 136,919 units have not yet been distributed to the Class 4A unsecured creditors of the Kaiser Steel Corporation (“KSC”) bankruptcy estate. Each outstanding unit (other than units not yet distributed to Class 4A unsecured creditors of KSC) is entitled to one vote on each matter properly brought before the meeting. The Company also has outstanding Class B, Class C and Class D Units, the terms of which do not entitle holders of those units to vote on the proposals before the annual meeting.

Holders of a majority of the issued and outstanding Class A Units, present in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. The five nominees for the Board of Managers receiving the greatest numbers of votes at the meeting will be elected to the five positions on the Board of Managers.

BOARD OF MANAGERS’ RECOMMENDATION

Our Board of Managers unanimously recommends that you vote “FOR” the nominees to be elected to the Board of Managers.

VOTING AND REVOCATION OF PROXIES

All Class A Units represented by valid proxies received before the annual meeting will be voted at the annual meeting as specified in the proxy, unless the proxy has been previously revoked. If no specification is made on a proxy with respect to a proposal, the related Class A Units will be voted “FOR” that proposal. Unless you indicate otherwise, your proxy card also will confer discretionary authority on the board appointed proxies to vote your Class A Units represented by the proxy on any matter that is properly presented for action at the annual meeting.

Our Class A Units are not usually held in “street name.” However, if you hold any Class A Units in “street name,” i.e., by a broker, your broker may vote your Class A Units on your behalf. However, for your broker to vote your Class A Units, your broker must receive proper instructions with respect to casting your vote. If you hold your Class A Units through a broker, please tell your broker how you would like him or her to vote your Class A Units.

You have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to our Secretary by mail or by facsimile, by submitting a subsequent later dated proxy or by voting in person at the annual meeting.

COSTS OF SOLICITATION

We will pay the expenses of printing, assembling and mailing this Proxy Statement. In addition to the use of the mails, our managers, officers or regular employees may solicit proxies without additional compensation, except for reimbursement of actual expenses. They may do so using the mails, in person, by telephone, by facsimile transmission or by other means of electronic communication. We may also make arrangements with brokerage firms and custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of Class A Units held of record by such member as of the record date. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending these proxy materials to, and obtaining instructions from, beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL UNIT MEMBERS

The following table sets forth, based upon the latest available filings with the Securities and Exchange Commission and from the Company’s Class A Unit member ownership list (generally reporting ownership as of April 28, 2003), the number of Class A Units owned by each person known by us to own of record or beneficially five percent (5%) or more of such units. The table includes the 136,919 Class A Units issued but reserved and not yet distributed to the Class 4A unsecured creditors of KSC although those reserved units are not eligible to vote.

Name and Address of Beneficial Owner	Number of Class A Units Beneficially Owned Excluding Warrants	Warrants Exercisable Within 60-Days of April 28, 2003(1)	Total # of Class A Units Owned (1)	% of Issued and Outstanding Class A Units (2)
Ascend Capital Holdings Corporation One Montgomery St., Suite 3300 San Francisco, CA 94104	656,000	—	656,000	9.5%

Beat & Co. P.O. Box 5756 Boston, MA 02114	403,788	—	403,788	5.8%

First Eagle SOOFN Global Fund. 1345 Avenue of the Americas, 44th Floor New York, New York 10105	365,000	—	365,000	5.3%

Kaiser’s Voluntary Employees’ Beneficiary Association Trust (VEBA) (3) 9786 Sierra Avenue Fontana, CA 92335	656,987	460,000	1,116,987	16.2%

Pension Benefit Guaranty Corporation(4) Pacholder Associates, Inc. 8044 Montgomery Road, Suite 382 Cincinnati, OH 45236	407,415	285,260	692,675	10.0%

(1)	This column includes warrants exercisable within 60 days of April 28, 2003, at $6.11 per share in the following amounts: New Kaiser Employees’ Voluntary Benefit Association (VEBA) – 460,000 shares; and Pension Benefit Guaranty Corporation (PBGC) – 285,260. The warrants expire September 30, 2004. The VEBA and PBGC warrants listed in the above table were initially issued with a strike price of $17.00 per share. The initial strike price of these warrants was reduced to $16.11 as a result of a distribution to Kaiser stockholders in 2000. In the merger, the VEBA and PBGC warrants were effectively exchanged for new warrants to purchase an identical number of Class A Units, each with a strike price of $6.11 per unit ($16.11 minus $10 which was the cash merger consideration).
(2)	The percentage for each member is based on the total number if issued and outstanding Class A Units (excluding the 136,919 Class A Units reserved but not yet distributed to the Class 4A unsecured creditors of KSC) and was determined as if all the warrants specified in Note (1) above held by the member, if any, had been exercised by that particular member.
(3)	VEBA received its shares in Kaiser as a creditor of the KSC bankruptcy. VEBA acquired warrants in connection with the purchase by Kaiser of its stock owned by VEBA. See “Certain Relationships and Related Transactions.” VEBA’s shares in Kaiser are held in trust by Wells Fargo & Company.
(4)	PBGC received its shares in Kaiser as a creditor of the KSC bankruptcy. PBGC acquired warrants in connection with the purchase by Kaiser of its stock owned by PBGC. See “Certain Relationships and Related Transactions.” Pacholder Associates, Inc. has a contract with the PBGC pursuant to which it has full and complete investment discretion with respect to the stock owned by PBGC, including the power to vote such shares.

SECURITY OWNERSHIP OF MANAGEMENT

This table below reflects the number of Class A Units beneficially owned by the Company’s (1) managers and manager nominees, (2) named executive officers, and (3) all of its managers and named executive officers as a group, as of April 28, 2003, as well as the number of options exercisable within 60 days of that date.

	Column 1	Column 2	Column 3	Column 4
Name	Class A Units Beneficially Owned, Excluding Options	Class A Units Underlying Options Exercisable Within 60-Days of April 28, 2003	Total # of Class A Units Owned(1)	% of Issued and Outstanding Class A Units (1)
Richard E. Stoddard, CEO, President & Chairman	99,873	62,350	162,223	2.3%
Gerald A. Fawcett, Vice Chairman(2)	98,078	62,000	160,078	2.3%
James F. Verhey, Executive Vice President – Finance & CFO	42,035	45,000	87,035	1.3%
Terry L. Cook, Executive Vice President – Administration, General Counsel & Corporate Secretary	67,966	45,000	112,966	1.6%
Anthony Silva, Vice President Resource Development & Environmental Services(3)	41,785	0	41,785	*
Paul E. Shampay, Vice President – Finance	22,500	0	22,500	*
Ronald E. Bitonti, Manager(4)	13,396	1,500	14,896	*
Todd G. Cole, Manager	20,188	0	20,188	*
Marshall F. Wallach, Manager	23,250	1,500	24,750	*
All officers and directors as a group (9 persons) (1)	429,071	217,350	646,421	9.1%

*	Less than one percent.
(1)	The percentage for each individual is based on the total number if issued and outstanding Class A Units (including the 136,919 Class A Units which have been issued but are reserved and not yet distributed to the Class 4A unsecured creditors of KSC) and was determined as if all the options listed in Column 2 had been exercised by that particular individual. All options are vested.
(2)	Mr. Fawcett retired as President and Chief Operating Officer of Kaiser effective January 15, 1998.
(3)	As of March 1, 2002, Mr. Silva was no longer an officer of the Company. For additional information, see “Executive Officers.”
(4)	Mr. Bitonti is Chairman of the VEBA Board of Trustees. He disclaims any beneficial ownership interest in the units beneficially owned by VEBA.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Act of 1934, as amended, requires our managers and executive officers, and persons who own more than 10% of our Class A Units, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Kaiser LLC.

To our knowledge, based solely on a review of copies of reports provided by such individuals to us and written representations of certain individuals that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our managers, officers, and greater that 10% beneficial owners were timely filed.

PROPOSAL ONE

ELECTION OF MANAGERS

NOMINEES

A board of five managers is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently managers of the Company. In the event that any nominee of the Company is unable or declines to serve as manager at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Managers to fill the vacancy. The term of office of each person elected as a manager will continue until the next annual meeting of members or until his successor has been elected and qualified.

The five nominees receiving the greatest numbers of votes at the meeting will be elected to the five manager positions.

THE BOARD OF MANAGERS RECOMMENDS A VOTE “FOR” EACH NOMINEE

The nominees and current members of the Board of Managers are as follows:

NAME	AGE	POSITION WITH THE COMPANY
Richard E. Stoddard	52	Chief Executive Officer, President and Chairman of the Board
Ronald E. Bitonti	70	Manager
Todd G. Cole	82	Manager
Gerald A. Fawcett	70	Vice Chairman
Marshall F. Wallach	60	Manager

Richard E. Stoddard was appointed Chief Executive Officer of Kaiser in June 1988, and has held such position and/or the position of Chairman of the Board since such date. Prior to joining Kaiser in 1988, he was an attorney in private practice in Denver, Colorado. Mr. Stoddard is Chairman of the Board of Managers of Mine Reclamation, LLC and until July 1999 he served on the Board of Directors of Penske Motorsports, Inc. (“PMI”) until International Speedway Corporation acquired PMI in July 1999.

Ronald E. Bitonti is Chairman of the Benefits Committee for the VEBA and was Chairman of the Reorganized Creditors’ Committee formed during the KSC bankruptcy until dissolution of this committee in 1991. From 1985 to 1991, Mr. Bitonti served as International Representative for the United Steelworkers of America. Mr. Bitonti retired from KSC in 1981 and has been a director or manager of Kaiser since November 1991.

Todd G. Cole has been a director or manager of Kaiser since November 1989. Mr. Cole was Chief Executive Officer of CIT Financial Corporation before starting his present career as a consultant and corporate director. He currently is President of Cole & Wilds Associates, Inc., a consulting company, and serves on the Board of Directors of Hawaiian Airlines, Inc. (certificated air carrier, which filed for Chapter 11 bankruptcy reorganization on March 21, 2003).

Gerald A. Fawcett was President and Chief Operating Officer of Kaiser Inc. from January 1996 until his retirement from full time duties on January 15, 1998. He was appointed to Kaiser’s Board on January 15, 1998, and currently serves as Vice Chairman of the Board. Mr. Fawcett began his employment with KSC in 1951, holding various positions in the steel company and ultimately becoming Division Superintendent of the Cold Rolled and Coated Products Division. After working five years consulting with domestic and overseas steel industry clients, Mr. Fawcett joined Kaiser in 1988 as Senior Vice President and became Executive Vice President in October 1989. He is also Vice Chairman of the Board of MRC.

Marshall F. Wallach has been a director or manager of Kaiser since November 1991. Since 1984, Mr. Wallach has served as President of The Wallach Company, a Denver, Colorado based investment banking firm. The Wallach Company was sold to Keycorp on January 1, 2001. Prior to forming The Wallach Company, Mr. Wallach managed the corporate finance department and established the mergers and acquisitions department of Boettcher & Company, a regional investment bank in Denver, Colorado. Mr. Wallach serves on the boards of several non-profit organizations and privately-owned corporations. He also serves on the Board for Tomkins, PLC.

MANAGER EMERITUS

Reynold C. MacDonald serves as a Manager Emeritus on our Board of Managers. This is an honorary, nonvoting and unpaid position. In this position, Mr. MacDonald is available to the Board and to the Chief Executive Officer to provide guidance on Company matters. Mr. MacDonald served on the Board of Directors of Kaiser Inc. from November 1988 until completion of the merger in 2001, and he also was an employee of Kaiser Steel from 1946 to 1963, with his last position being assistant general superintendent of all the mills. Mr. MacDonald served as Chairman of the Board for Acme Metals Company from 1986 until 1992 and continues as a director with such company. He has also served as a director with Interlake, Inc., a metals fabrication and materials handling company and of ARAMARK Group, Inc.

BOARD AND COMMITTEE MEETINGS

Kaiser LLC’s Board of Managers held three meetings in 2002. Except as otherwise noted, all managers attended at least 75% of the meetings of the Board and 75% of the meetings of the committees on which they served during 2002. Mr. Cole missed one meeting of the Board of Managers, meaning his attendance percentage was 67% for Board meetings.

Our Board has a standing Audit and Human Relations Committee. The Audit Committee, currently consists of Messrs. Wallach (Chairman) and Mr. Cole (beginning October 21, 2002). Mr. Bitonti served on the Audit Committee through October 21, 2002. The functions of the Audit Committee and its activities during 2002 are described below under the heading “Report of the Audit Committee.” The Audit Committee held three meetings in 2002.

Although we are no longer required to follow NASDAQ’s requirements with respect to certain board matters relating to director or manager “independence,” all of our managers are “independent” with the meaning of NASDAQ’s rules, as well as within the meaning of our recently adopted Audit Committee Charter. See “Report of the Audit Committee.”

We also have a Human Relations Committee. Although, Kaiser Ventures LLC leases its employees from Business Staffing, Inc., this committee, along with Business Staffing, Inc., reviews compensation and benefit programs for the employees leased to Kaiser by Business Staffing.

We do not have a standing committee to nominate candidates to the Board of Managers. For purposes of establishing a slate of nominees for the upcoming 2003 annual meeting, the Board of Managers effectively acted as a nominating committee.

MANAGER COMPENSATION

Non-employee managers are paid an annual retainer fee of $15,000 and a meeting fee of $1,000 for each in person meeting and a meeting fee of $750 per telephonic meeting. The chairman of any committee receives an additional annual retainer fee of $2,000 and an additional meeting fee of $500 per committee meeting.

The current Board equity plan provides that each non-management manager shall be granted 2,500 unvested Class A Units as of May 31st of each year, commencing May 31, 2002. Accordingly, a grant of 2,500 restricted Class A Units was made to Messrs. Bitonti, Cole and Wallach effective May 31, 2002. Each annual grant vests on January 31st of the year following the grant, subject to acceleration upon the occurrence of certain events. Accordingly, the restricted 2,500 Class A Units granted to Messrs. Bitonti, Cole and Wallach on May 31, 2002, fully vested on January 31, 2003.

We do not provide retirement benefits for managers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

VEBA and PBGC beneficially own warrants to purchase 460,000 and 285,260 Class A Units, respectively. Both PBGC and VEBA have asserted that the merger violated the terms of there warrants. No legal action has been commenced.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s primary function is to review the financial information to be provided to our members, the financial reporting process, the system of internal controls, the audit process and the Company’s process for monitoring compliance with laws and regulations.

NEW AUDIT COMMITTEE CHARTER. Over the last 12 months, the Securities and Exchange Commission (referred to as the SEC), along with the National Association of Securities Dealers (referred to as the NASD) and the stock exchanges, have issued numerous new rules and regulations with the goal of improving the internal accounting controls of publicly registered companies. In particular, the significant changes effected by the Sarbanes-Oxley Act of 1992 and related rules have changed governing requirements applicable to issuers of publicly registered and traded securities. Although some of these newly adopted requirements do not strictly apply to us because the Class A Units are not freely tradeable on any exchange, our Audit Committee and Board believe it is in the best interest of our members that we strive, to the extent practicable, to adhere to these new, more stringent standards currently and in the future. In this regard, on October 21, 2002, our Board of Managers adopted a new Audit Committee Charter. Additionally, at its March 18, 2003 Board of Managers’ meeting, the Company adopted a further revised charter to replace the Audit Committee Charter previously adopted by Kaiser’s Board. The March 2003 revisions were in response to several changes made in the final rules from the various proposed rules applicable to audit committees. The newly revised charter applies the NASDQ standard for determining a “financial expert” for the purpose of serving on the Audit Committee, rather than the definition adopted by the SEC. Additionally, the Audit Committee’s new charter requires the committee to review and approve all “related party transactions” that are required to be disclosed pursuant the SEC’s Regulation S-K, Item 404, or any successor provision. A copy of our Audit Committee Charter as revised in March 2003 is filed as Annex A to this Proxy Statement. Our new amended Audit Committee Charter replaces the Audit Committee Charter previously adopted by Kaiser’s Board.

Under our new Audit Committee Charter, the Audit Committee is solely responsible for:

➢	Hiring and firing the independent auditors for Kaiser LLC;
➢	Resolving any disagreement between the auditors and management; and
➢	Approving all non-audit services performed by Kaiser LLC’s auditors, subject to a de minimis exception.

With respect to the committee’s membership:

➢	Messrs. Wallach and Cole serve as members of our Audit Committee, and our Board of Managers has affirmatively determined that they are both “independent,” meaning that neither of them has a material relationship with Kaiser LLC (either directly or as a partner, shareholder or officer of an organization that has a relationship with Kaiser LLC).
➢	Each member of the Audit Committee has sufficient accounting or financial management experience to protect the interests of Kaiser LLC’s members, evaluate financial statements, understand generally accepted accounting principles (“GAAP”), GAAP reporting, and monitor and evaluate internal accounting controls as well as the overall audit process and compliance with laws and regulations.

Our Board has determined that both Mr. Wallach and Mr. Cole are independent of Kaiser’s management and that they have accounting or financial management experience sufficient to qualify each of them as a “financial expert” under the rules issued by NASDAQ. In addition, our Board has determined that Mr. Wallach and Mr. Cole each qualify as an “audit committee financial expert” under current SEC rules and regulations. However, even if none of the current members of our Audit Committee would qualify as an “audit committee financial expert” under SEC rules and regulations, we would retain Mr. Wallach and Mr. Cole on the Audit Committee because of their expertise and experience in financial matters, including reviewing and analyzing financial statements, and their familiarity with the Company and its operations. In addition:

➢	Neither Mr. Wallach nor Mr. Cole sits on audit committees for more than two other public companies.
➢	Each member of the Audit Committee has one vote.
➢	Neither Mr. Wallach nor Mr. Cole receives any compensation from us, other than as a manager and/or as a member of any committee appointed by the Board of Managers.

In performing its duties, the Audit Committee seeks to maintain free and open communication between the managers, the independent auditors and our internal financial management. The Audit Committee is intended to provide an independent and, as appropriate, confidential forum in which interested parties can freely discuss information and concerns. In carrying out its oversight duties, among other things, the Audit Committee:

➢	Meets in an executive session at least quarterly, or more frequently as circumstances dictate.
➢	Inquires quarterly of the independent auditors of their views about Kaiser LLC’s choices of accounting principles and how disclosure practices may affect public views and attitudes about Kaiser LLC.
➢	Reviews at least quarterly with financial management and the independent auditors (a) the financial statements contained in the quarterly and annual reports to members; (b) critical financial reporting issues, policies and practices, (c) significant period-end adjustments; and (d) the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of our accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.
➢	Reviews with financial management and the independent auditors quarterly and annual earnings releases and press releases containing historical or forward-looking financial information before the reports are filed with the Securities and Exchange Commission, or other regulators, or the releases are published.

CODE OF BUSINESS CONDUCT AND ETHICS. At its March 18, 2003 Board of Managers’ meeting, the Company also adopted a new employee policy, called the “Code of Business Conduct and Ethics.” This policy states the Company’s policies on, among other things, complying with laws, fair dealing, confidentiality and insider trading. This policy also creates an enforcement procedure in which employees are able to submit reports or inquiries to the Audit Committee, on a strictly confidential basis, for the committee’s independent investigation.

AUDIT COMMITTEE MEETINGS IN FISCAL 2002. The Audit Committee met three times during the past fiscal year. Mr. Cole joined the Audit Committee, effective October 21, 2002, and, therefore, participated in only one Audit Committee meeting in 2002.

AUDIT COMMITTEE DISCLOSURES.

➢	The Audit Committee reviewed and discussed with Ernst & Young LLP, our independent auditors, their overall plans for the audit and the audit’s scope.
➢	The Audit Committee reviewed the audit fees for the annual audit and the fees charged for services rendered to Kaiser by Ernst & Young LLP not included in the audit.
➢	The Audit Committee has reviewed and discussed the audited financial statements with our management.
➢	The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement of Auditing Standards 61.
➢	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors their independence.
➢	Based upon the foregoing, the Audit Committee recommended to the Board of Managers that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002.
➢	The Audit Committee retained Ernst & Young LLP as our independent auditors for fiscal 2003.

March 18, 2003	AUDIT COMMITTEE

Mr. Marshall F. Wallach (Chairman)
Mr. Todd G. Cole

INDEPENDENT AUDITORS

AUDIT FEES. The aggregate fees billed for professional services rendered for the audit of Kaiser’s annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in Kaiser’s Quarterly Reports on Form 10-Q for that fiscal year, were approximately $21,000 all of which was attributable to Ernst & Young LLP.

ALL OTHER FEES. The aggregate fees billed through December 31, 2002 by Ernst & Young LLP for services rendered to Kaiser, other than the services described above under “Audit Fees” for the fiscal year ended December 31, 2002, were approximately $101,000. All of these fees relate to tax and other activities in support of Kaiser. No fees were paid to Ernst & Young LLP (or any other entity) in connection with systems implementation and design services.

ATTENDANCE OF ANNUAL MEETING. A representative of Ernst & Young LLP is expected to attend the annual meeting, will be afforded an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions by members.

EXECUTIVE OFFICERS

The current executive officers of the Company are:

Name	Age	Position with the Company
Richard E. Stoddard	52	President, Chairman of the Board and Chief Executive Officer

James F. Verhey	55	Executive Vice President – Finance and Chief Financial Officer

Terry L. Cook	47	Executive Vice President – Administration, General Counsel and Corporate Secretary

Paul E. Shampay	41	Vice President – Finance

Richard E. Stoddard’s biographical information is set forth above under “Election of Managers – Nominees.”

James F. Verhey joined Kaiser and was appointed Vice President – Finance and Chief Financial Officer in August 1993, appointed Senior Vice President-Finance in January 1996, and appointed Executive Vice President of Kaiser in January 1998. In addition to his duties with Kaiser, Mr. Verhey was appointed Vice President of Finance and Chief Financial Officer of Mine Reclamation Corporation in February 1995. From July 1992 until joining Kaiser, Mr. Verhey was the Chief Financial Officer of OESI Power Corp., a Portland, Oregon based geothermal company. From June 1991 to July 1992, Mr. Verhey served as President of Mithryn Energy, Inc. Mr. Verhey is a certified public accountant and spent several years with PriceWaterhouseCoopers LLP in Los Angeles, California. As of October 1, 1999, Mr. Verhey began working less than full time for Kaiser.

Terry L. Cook joined Kaiser and was appointed General Counsel and Corporate Secretary in August 1993, became a Senior Vice President in January 1996, and was appointed Executive Vice President – Administration in January 2000. Mr. Cook was appointed General Counsel and Corporation Secretary of Mine Reclamation Corporation in February 1995. Prior to joining Kaiser, Mr. Cook was a partner in the Denver office of the national law firm McKenna & Cuneo (now called McKenna Long & Aldridge) specializing in business, corporate, and securities matters. Prior to his joining McKenna & Cuneo in July 1988, Mr. Cook was an attorney in private practice as a partner in a Denver, Colorado, law firm.

Paul E. Shampay was appointed Vice President, Finance in January 2000. Mr. Shampay joined Kaiser in 1995, as Corporate Controller. Prior to joining Kaiser, Mr. Shampay spent 11 years in various senior financial positions at Rancon Financial Corporation, a syndicator of SEC registered limited partnerships and regional commercial and residential real estate developer. Mr. Shampay is a certified public accountant, certified management accountant, and is certified in financial management.

The following table sets forth the compensation information for our Chief Executive Officer and our other four most highly compensated executive officers. Over the past two years we have reduced our staffing needs due primarily to: (1) the sale of nearly all of our major assets, (2) the completion by the Los Angeles County Sanitation District of its environmental review of the Eagle Mountain Landfill site, and (3) the consummation of the merger. As part of these staffing reductions, we terminated, without cause, the employment of Anthony Silva, Kaiser’s former Vice President Resource Development and Environmental Services, effective February 28, 2002. Mr. Silva is included in the following table because he was an executive officer of Kaiser through February 28, 2002.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE(1)

					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus(2)	Other Annual Compen- sation(3)	Restricted Unit Awards(4)	Securities Underlying Options	LTIP Payouts(5)	All Other Compen- sation(6)
Richard E. Stoddard	2002	$374,929	$0	$0	400 Class C	0	$246,039	$75,973
Chairman of the Board,	2001	$361,740	$100,000	$0	0	0	$365,079	$111,404
President and CEO	2000	$348,446	$315,000	$0	0	0	$21,569	$72,050

James F. Verhey	2002	$127,305	$0	$0	160 Class C	0	$98,643	$193,531	(7)
Exec. Vice President –	2001	$118,669	$0	$0	0	0	$146,032	$33,538
Finance & CFO	2000	$105,000	$68,250	$0	0	0	$8,628	$29,008

Terry L. Cook	2002	$208,889	$0	$0	240 Class C	0	$147,965	$47,649
Executive Vice President,	2001	$201,541	$100,000	$0	0	0	$219,048	$59,928
General Counsel and Secretary	2000	$194,087	$173,250	$0	0	0	$12,941	$39,558

Anthony Silva(7)	2002	$22,237	$0	$0	72 Class C	0	$73,982	$229,410	(8)
Vice President Resource					48Class D
Development & Envir. Svcs.	2001	$121,787	$0	$0	0	0	$109,524	$30,149
	2000	$117,669	$64,809	$0	0	0	$6,471	$19,540

Paul E. Shampay	2002	$97,480	$0	$0	80 Class C	80	$49,322	$12,544
Vice President – Finance	2001	$94,052	$0	$0	0	0	$73,016	$21,211
	2000	$91,221	$45,500	$0	0	0	$4,131	$9,997

(1)	Effective January 1, 2002, the officers of the Company became employees of Business Staffing, Inc., a subsidiary of the Company. Pursuant to an agreement between the Company and Business Staffing, Inc., all employees are leased by Business Staffing, Inc. to Kaiser.
(2)	Annual performance bonuses, if any, are usually paid in January for the preceding calendar year.
(3)	Does not include the dollar value of perquisites and other personal benefits. The aggregate amount of perquisites and other personal benefits received by each executive officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.
(4)	Class C and/or Class D Units were issued to the executive officers in January 2002, as a part of a performance based long term incentive compensation program. These units had no value at the time of issuance. For additional information, see “Long-Term Compensation Plans” on the following page.
(5)	In September 2000, the Company adopted a long-term transaction incentive plan which is discussed in more detail in Executive Compensation – Long-Term Incentive Compensation Plans. However, this particular program was terminated as to future unearned payments effective January 1, 2002, and Class C and Class D Units in the Company were issued, as applicable, in lieu thereof. This table reflects payments earned and made in the calendar year.
(6)	The Company provides the named executive officers with certain life, health and other non-cash benefits generally available to all salaried employees and not included under applicable SEC rules. Effective January 1, 2002, Business Staffing, Inc. became the sponsor of Kaiser’s 401(k) Savings Plan, Money Purchase Plan and Supplemental Executive Retirement Plan (collectively “Plans”). The amounts contributed by Business Staffing, Inc. to these plans is reimbursed by the Company. Accordingly, the contributions are reflected in the Summary Compensation Table. During, 2002, the Company made contributions of $75,973 to the Plans on account of Mr. Stoddard, $38,531 for the account of Mr. Verhey, $47,649 for the account of Mr. Cook, $12,544 for the account of Mr. Shampay and $30,023 for the account of Mr. Silva. During, 2001, the Company made contributions to the Plans of $111,404 on the account of Mr. Stoddard, $33,538 for the account of Mr. Verhey, $59,928 for the account of Mr. Cook, $30,149 for the account of Mr. Silva, and $21,211 for the account of Mr. Shampay. During 2000, the Company made contributions of $72,050 to the Plans on account of Mr. Stoddard, $29,008 for the account of Mr. Verhey, $39,558 for the account of Mr. Cook, $19,540 for the account of Mr. Silva and $9,997 for the account of Mr. Shampay.
(7)	The “All Other Compensation” includes payment of a retention bonus of $155,000, as well as the contributions made to the Plans on Mr. Verhey’s behalf as described in Note 6 above.
(8)	Mr. Silva’s employment with the Company was terminated, without cause, as of February 28, 2002, due to the reduced need for his services. Under the terms of his employment agreement, as implemented by a severance agreement, he was paid a total of $199,658 in severance. The “All other Compensation” includes Mr. Silva’s severance as well as the contributions made to the Plans on his behalf as described in Note 6 above.

OPTION GRANTS IN 2002

There were no option grants made to a Named Executive Officer in 2002.

AGGREGATED OPTION EXERCISES IN 2002 AND OPTION VALUES AT DECEMBER 31, 2002

Pursuant to the terms of the Plan and Agreement of Merger between Kaiser Inc. and Kaiser LLC, all in-the-money stock options, i.e., those with a cash exercise price of $10.00 or less, were deemed exercised on the effective date of the merger (November 30, 2001). Out-of-the money options were automatically converted to options to acquire Class A Units in Kaiser LLC. The following table summarizes options exercised during the fiscal year ended December 31, 2002, by the executive officers named in the Summary Compensation Table, and the value of their unexercised options as of December 31, 2002:

NAME	UNITS ACQUIRED ON EXERCISE	VALUE REALIZED	NUMBER OF UNEXERCISED OPTIONS AT 12/31/02 EXERCISABLE/ UNEXERCISABLE	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS 12/31/02 EXERCISABLE/ UNEXERCISABLE(1)
Richard E. Stoddard	0	$0	62,350/0	$8,000/$0
James F. Verhey	0	$0	45,000/0	$0/$0
Terry L. Cook	0	$0	45,000/0	$0/$0
Anthony Silva	0	$0	0/0	N/A
Paul E. Shampay	0	$0	0/0	N/A

(1)	Value determined from an assumed value of $1.50 per Class A Unit, which is based on an independent appraisal conducted by Duff & Phelps, an independent financial advisor, as of November 30, 2001. The Class A Units are not publicly traded.

LONG-TERM INCENTIVE COMPENSATION PLANS

Kaiser Inc. provided an incentive to its executive officers through a long-term transaction incentive plan, referred to as the TIP. The TIP was designed to compensate Kaiser Inc.’s executive officers for maximizing proceeds from asset sales and resulting distributions to Kaiser Inc.’s stockholders. The TIP was terminated shortly after the merger. In place of the TIP, Kaiser LLC issued Class C and Class D Units in Kaiser LLC (collectively referred to as the “Incentive Units”) to the five previous participants in the TIP (the “Participating Officers”). The terms of the Incentive Units were drafted to mirror the previous cash flow incentives provided to the Participating Officers under the TIP.

Under both the TIP and the terms of the Incentive Units, the Participating Officers receive cash distributions based on the cash available for distribution to our members based onboth the proceeds realized in the sale of our remaining major assets (net of expenses and taxes) and on our operating expenses.

The terms of the Incentive Units set “threshold” and “target” sale prices for our remaining assets. The Participating Officers, as a group, receive 5% of the aggregate net proceeds from an asset sale in excess of the threshold. If the net proceeds exceeds the higher target sale value, the Participating Officers, as a group, receive 10% of the aggregate net proceeds from such sale in excess of the target. The Incentive Units do not contain a maximum cap as to the amount distributable to such units.

Based on the predetermined thresholds and targets, Kaiser made the following payments under the TIP from sale of the Mill Site Property, the sale of Kaiser’s Fontana Union stock to Cucamonga, and the tax benefits generated by the conversion to a limited liability company:

NAME	TOTAL PAYMENTS MADE UNDER TIP[1]
Richard E. Stoddard	$633,256
James F. Verhey	$253,303
Terry L. Cook	$379,954
Anthony Silva	$190,247
Paul E. Shampay	$126,652

[1] There will be no more payments under the TIP

The Class C Units are held by Participating Officers still employed by Kaiser LLC, and, upon a Participating Officer’s departure, all Class C Units are automatically converted into Class D Units. In the event a Participating Officer is terminated for “cause,” Kaiser LLC may repurchase, for a nominal value, all of that officer’s Incentive Units. Any payment to the Participating Officers will be split with a full share to each Class C Unit and a smaller share for each Class D Unit which will depend on the length of the period since its issuance. The following table sets forth the number of Incentive Units held by the Participating Officers.

PARTICIPATING OFFICER	CLASS C UNITS	CLASS D UNITS
Rick Stoddard	400
Terry Cook	240
James Verhey	160
Anthony Silva	72	48
Paul Shampay	80

The Incentive Units do not have the right to vote on any matter, except as required by law. Neither the Incentive Units nor any rights to distributions with respect to such units may be transferred by any Participating Officer. The Incentive Units do not have a termination date.

Each Incentive Unit will be allocated an amount of the profits of the Company equal to the amount of any distribution with respect to such Incentive Unit, with the character (capital gain, ordinary income, etc.) of the profits to reflect the portion of each type of income recognized by the Company with respect to that asset(s) after January 1, 2002, as determined by the Board in good faith. Therefore, the total amount that Participating Officers will receive pursuant to the terms of the Incentive Units can only be determined upon sale of all of our assets and satisfaction of our general obligations and liabilities. The following table sets forth the total amount that would be earned by the Participating Officers, assuming that (i) each Participating Officers continues to work for Kaiser throughout the period; and (ii) the proceeds generated from the sale of each major asset and the related cash available for distribution to members equals the specified target for such asset:

	PERIOD	ESTIMATED AGGREGATE PAYOUTS UNDER NON-STOCK PRICE-BASED PLANS
NAME	UNTIL PAYOUT	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
Richard E. Stoddard (1)	N/A (2)	0(3)	$442,000	N/A(4)
James F. Verhey (1)	N/A (2)	0(3)	$176,800	N/A(4)
Terry L. Cook (1)	N/A (2)	0(3)	$265,200	N/A(4)
Anthony Silva (1)	N/A (2)	0(3)	$132,600	N/A(4)
Paul E. Shampay (1)	N/A (2)	0(3)	$88,400	N/A(4)

(1)	The actual participation percentage of each Participating Officer in any distributions to the Incentive Units will depend on whether the Participating Officer holds Class C or Class D Units. Adjustment of the individual percentages will not change the size of the total distributions.
(2)	The right to distributions primarily depends upon the sale of Kaiser LLC’s major assets for aggregate net proceeds in excess of the previously established threshold levels.
(3)	Participating Officers are only entitled to receive distributions on their Incentive Units if and when Kaiser LLC sells a remaining major asset for aggregate [net] proceeds in excess of the previously established sale price threshold for such asset, or, in the event of the sale of the Company, in excess of the previously set sale price (net of expenses and taxes) for the overall Company. If net proceeds generated from the sale exceeds the applicable thresholds, then the Participating Officers, as a group, would receive as a distribution on their Incentive Units cash equal to 5% of any amount over the applicable threshold up to the applicable target.
(4)	There is no maximum cap as to distribution to the holders of Incentive Units. In the event proceeds in excess of the target are generated, the Participating Officers, as a group, would receive distributions equal to 10% of the amount realized in excess of the target.

EMPLOYMENT AGREEMENTS

As part of our cash maximization strategy and in connection with the merger, effective, January 1, 2002, Business Staffing, Inc., our subsidiary, became the employer of all of Kaiser’s employees and the contracting employer with respect to the several employment agreements discussed below. Business Staffing leases employees to Kaiser LLC and Kaiser LLC reimburses Business Staffing for all employee and related expenses.

Mr. Stoddard is employed pursuant to an employment agreement dated as of January 1, 2003, which reflects a reduced time commitment by Mr. Stoddard to Kaiser and a base salary reduction of $100,000 from Mr. Stoddard’s previous employment agreement with Kaiser. Mr. Stoddard’s employment agreement has a three-year term and continues thereafter on a month-to-month basis until we have disposed of all of our material assets.

Effective January 1, 2002, Messrs. Cook, Shampay and Verhey each entered into an employment agreement with Business Staffing. Subject to the payment of severance compensation, Kaiser may terminate these executive officers at anytime. Mr. Verhey’s January 2002 employment agreement further reduced his time commitment to the Company. As a part of his new employment arrangement, in January 2002 Mr. Verhey received a transition payment of $155,000 representing the acceleration of his final severance payment. If Mr. Verhey voluntarily terminates his employment, his employment agreement entitles him to continue to receive employee benefits for six months following his termination at levels and at amounts consistent with the benefits offered to him at the time of his termination. Under Mr. Verhey’s employment agreement, 90 days’ advance notice of any employment termination is required by the terminating party.

Although Kaiser’s Board formally terminated our historical annual bonus program, Business Staffing reserves the right, in it’s Board’s sole and absolute discretion, to grant bonuses to executives officers.

Under the terms of prior employment agreements with the executive officers each was to receive severance in an amount equal to one year’s base salary and average bonus, with Mr. Stoddard to receive two year’s annual base salary and average bonus. Beginning in 2000 the severance obligation was split equally between a retention fee and a final severance payment. As of June 30, 2003, Mr. Stoddard, Mr. Cook and Mr. Verhey will be paid a retention fee of $595,387, $164,267 and $155,000, respectively, provided he has not voluntarily terminated his employment before such date. Mr. Shampay’s employment agreement does not provide for a retention fee.

If an officer is terminated without cause, including, among other reasons, constructive termination, such officer is entitled to receive cash severance pay as follows:

•	Mr. Stoddard would receive severance in an amount equal to: (i) one year of his base-salary in effect as of December 31, 2003; (ii) a pro rata portion of his bonus for the current year, if any; (iii) one year of his average annual bonus, determined as described below; (iv) the base salary for the balance of the initial three-year term of his employment agreement, if any; and (v) the acceleration of the payment of his retention fee, if not already paid at the time of termination.

•	Mr. Cook would receive severance is an amount equal to: (i) six months then-current base salary; (ii) a pro rata portion of his bonus for the current year, if any; (iii) one half of his average annual bonus, determined as described below; and (iv) the acceleration of the payment of any retention fee not already paid.

•	Mr. Shampay would receive severance in an amount equal to: (i) one-year’s then current base salary; (ii) a pro rata portion of his bonus for the current year, if any; and (iii) one-year’s average bonus, determined as described below.

•	Mr. Verhey’s would receive severance in an amount equal to: (i) the acceleration of the payment of the retention fee payable to him on June 30, 2003, if it has not already been paid; and (ii) a pro rata portion of his bonus for the current year, if any. Once Mr. Verhey’s retention fee has been paid, he is entitled to no further cash severance compensation other than the pro rata portion of his bonus for the current year, if any.

The average annual bonus for any officer, would equal the product of (X) the average percentage of base salary of the bonuses granted to such officer over the five years immediately preceding and including 2000 (or such lesser period for which he has participated in the annual bonus program) and (Y) the officer’s then current base salary.

Severance is payable in one lump sum or, at the executive’s option, over a period of time. In addition, Business Staffing will continue to pay benefits, such as health and dental insurance, for one year except that Mr. Stoddard shall receive a continuation of such benefits for two years. In the event an executive officer voluntarily terminates his employment, Business Staffing will not be obligated to pay him any severance or other additional compensation, other than the compensation due and owing up to the date of termination.

None of the employment agreement contain “change of control” provisions.

In the event any payments to an executive officer would be subject to the excise tax for Internal Revenue Code determined excess “parachute” payments, he has the election to receive either the full amount of the payments or such lesser amount as would result in the greatest after tax payment to him.

Each executive officer can be terminated for “cause.” “Cause” is defined as:

a. Willful breach by an officer of any provision of his employment agreement, provided, however, if the breach is not a material breach, Business Staffing is required to give written notice of such breach and the officer shall have thirty (30) days in which to cure such breach. No written notice or cure period shall be required in the event of a willful and material breach of his agreement;

b. Gross negligence or dishonesty in the performance of the officer’s duties or possibilities under his employment agreement;

c. Engaging in conduct or activities or holding any position that materially conflicts with the interest of, or materially interferes with the officer’s duties and responsibilities to Business Staffing, Kaiser LLC or their respective affiliates; or

d. Engaging in conduct which is materially detrimental to the business of Business Staffing, Kaiser LLC or their respective affiliates.

Set forth below is the annual base salary of Kaiser’s Chief Executive Officer and each of its other named executive officers as of April 1, 2003:

NAME	ANNUAL BASE SALARY
Richard E. Stoddard	$286,000
Terry L. Cook	$215,150
James F. Verhey	$131,125
Paul E. Shampay	$115,000

Over the past two years we have had reduced our staffing needs due primarily to: (1) the sale of nearly all of our major assets, (2) the completion of the environmental due diligence by the District on the Eagle Mountain Landfill site, and (3) the consummation of the merger. As part of these staffing reductions, we terminated, without cause, the employment of Anthony Silva, Kaiser’s former Vice President Resource Development and Environmental Services, effective February 28, 2002. Upon his departure, Mr. Silva was paid a total of $192,658, plus accrued and unused vacation time as severance compensation in accordance with the terms of his employment agreement and a separation agreement implementing his employment agreement.

Human Relations Committee Interlocks and Insider Participations

During the year ending December 31, 2000, the Human Relations Committee consisted of Messrs. Cole (Chairman), Bitonti, and Fawcett. Mr. Fawcett was President and Chief Operating

Officer of Kaiser from January 1996, until his retirement from full time duties on January 15, 1998. Mr. Fawcett continues to perform work for us from time-to-time. During 2002, Mr. Fawcett received $60,000 as a base salary. He was not separately compensated for his service on the Board of Managers. Mr. Fawcett also continues to serve on the Board of Managers of Mine Reclamation, LLC.

Report of the Human Relations Committee

In connection with the merger, effective January 1, 2002, Business Staffing, Inc., our subsidiary, became the employer of all of our employees and the contracting employer with respect to the several employment agreements with our officers, as discussed above. Business Staffing leases employees to Kaiser LLC and, pursuant to the terms of our Services Agreement with Business Staffing, we reimburses Business Staffing for all costs and expenses related to the leased employees. Accordingly, Kaiser maintains its Human Relations Committee of the Board of Managers (the “Committee”).

Compensation Philosophy. Although our employees are paid directly by Business Staffing, the decisions of its Board are designed to carry out the recommendations of this Committee. In particular, this Committee is responsible for reviewing and evaluating Kaiser’s compensation policies and programs and making recommendations to our Board of Managers and to the Board of Business Staffing regarding the manner, timing and amount of compensation awarded Kaiser’s executive officers.

It has been, and continues to be, the goal of the Committee, along with Business Staffing, to establish compensation packages that enable us to retain highly competent and highly motivated individuals to serve as our executive officers. In doing so, the Committee strives to design appropriate and adequate compensation packages that also advance our overall corporate goal, that of maximizing the amount of cash ultimately distributed to our members by selling our remaining assets at favorable prices.

The Committee recognizes that Kaiser, for its size, is unique in the types of assets it owns and the projects it has under development. This Committee also recognizes that our success depends on our ability to develop the Company’s remaining assets and projects, which require, to a significant extent, the performance and retention of our executive officers. To achieve these objectives, this Committee believes that our management must continue to possess a high level of expertise.

Kaiser approved a strategy to maximize cash ultimately distributed to its investors in September 2000. Kaiser LLC has continued this strategy since the merger. In summary, this strategy provides for the ultimate sale of all of Kaiser’s assets, a reduction or minimization of outstanding or contingent liabilities, and the reduction of general and administrative expenses. A number of important steps have been taken to implement this strategy, with one of the most important steps being the conversion of Kaiser Inc. to a limited liability company. The merger, by necessity, required the Committee to re-evaluate and restructure the compensation program for our executive officers. Kaiser’s executive compensation has always been closely tied to Kaiser’s performance, and, after the merger, Kaiser LLC, through Business Staffing, designed a compensation structure that retained an incentive compensation package based upon successful asset sales and cash distributions to investors.

The current compensation packages for all executive officers, including the Chief Executive Officer, are comprised of two major components:

➢	BASE SALARY

Base salary is primarily cash compensation in amounts competitive with related compensation levels in similar companies. This element provides a stable base for the other major compensation component, which is designed to reward performance and create longer-term incentives which are tied more closely to the creation of member value.

The executive officers received an increase of 3.5% in base pay in 2002.

Mr. Stoddard’s base salary was reduced by $100,000 effective January 1, 2003, to reflect his reduced time commitment to Kaiser.

➢	LONG TERM INCENTIVE COMPENSATION

We have continued Kaiser’s historical practice of granting long-term compensation incentives based upon corporate and individual performance. The executive officers are Participating Officers under our long-term incentive plan and are issued Class C and Class D Units in Kaiser LLC. The Participating Officers receive cash distribution with respect to these units upon meeting certain predetermined thresholds and targets for asset sales and cash distributions. See above section entitled “Long-Term Compensation Plans.”

We eliminated the annual bonus program for executive officers in 2000. However, on occasion, at the recommendation of this Committee, Business Staffing does award bonuses to reward the work and effort of a particular officer. In 2002, a $100,000 bonus was awarded to each of Mr. Stoddard and to Mr. Cook.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER FOR 2002

As described elsewhere in this proxy statement, Mr. Stoddard is compensated pursuant to an employment agreement dated effective January 1, 2003. Mr. Stoddard received a base salary of $374,929 in 2002 and his annual base salary was reduced to $286,000 as of January 1, 2003, under the terms of his current employment agreement. He received a 3.5% increase in his base pay along with all other executive officers effective January 1, 2003.

SECTION 16(M) OF THE INTERNAL REVENUE CODE

To date the Committee has made no decision on whether the Company should adopt and implement with respect to the $1,000,000 compensation deduction cap imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation’s chief executive officer and four other highly compensated executive officers. While the highest annual salary and bonus that is currently paid to an executive of the Company is well below $1,000,000, because the ultimate value of the stock options or other stock related incentives granted to executive officers is unknown, the Committee is considering if it is necessary or appropriate to implement a policy that addresses the compensation cap and the deductibility of any compensation that may exceed such cap.

IMPLEMENTATION OF RECOMMENDATIONS

The Committee achieves implementation of the Company’s executive officer compensation philosophy through detailed recommendations to the full Board of Managers and Business Staffing. Executive officers who are also managers do not vote on executive officer compensation matters.

HUMAN RELATIONS COMMITTEE:

Todd G. Cole, Chairman
Ronald E. Bitonti
Gerald A. Fawcett

NO MARKET COMPARISON

Since our Class A Units are not publicly traded, there can be no comparison to a broad market index.

MEMBER PROPOSALS AND NOMINATIONS

FOR MANAGERS FOR AN ANNUAL MEETING

Any member holder desiring to submit a proposal for consideration at the 2004 annual meeting of members must make such submission to us at our principal place of business as discussed below. Any member proposal must comply with applicable laws and Securities and Exchange Commission rules and regulations. In addition, as described in more detail below, the Company’s Operating Agreement provides that a member must give timely notice thereof in writing and in proper form to the Secretary of the Company.

Similarly, any member may submit a nominee to the Board of Managers provided that such nomination is made in compliance with all applicable laws, Securities and Exchange Commission rules and regulations and our Operating Agreement.

To be properly brought before an annual meeting, nominations for the election of managers or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (b) otherwise properly brought before the meeting by or at the direction of the Board; or (c) otherwise properly brought before the meeting by a member. For business to be properly brought before an annual meeting by a member, or for a member to nominate candidates for election as Managers at an annual or special meeting of the members, the member must have given timely notice thereof in writing and in proper form to the Secretary of the Company. To be timely, notice must be delivered, or mailed to and received at the principal executive offices of the Company:

(a) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of members, not less than 60 days nor more than 90 days prior to such anniversary date; and

(b) in the case of an annual meeting that is not called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of the members at which managers will be elected, not later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

To be in proper form, the notice to the Secretary shall set forth, as to each matter: (i) the name and address of the member who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed; (ii) a representation that the member is a holder of record of Class A Units entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) if applicable, a description of all arrangements or understandings between the member and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the member; (iv) such other information regarding each nominee or each matter of business to be proposed by such member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Managers; and (v) if applicable, the consent of each nominee to serve as a manager of Kaiser LLC if so elected.

ANNUAL REPORT

Enclosed with this Proxy Statement is a copy of our Annual Report to members for the year ended December 31, 2002. No part of such Annual Report is intended to be incorporated into this Proxy Statement, and no part of the Annual Report is to be considered proxy soliciting material. We will furnish you a copy of our 2002 10-K Report, without charge. upon written request.

Dated: May 6, 2003	BY ORDER OF THE BOARD OF MANAGERS

/s/ TERRY L. COOK
Terry L. Cook Secretary

ANNEX A

KAISER VENTURES LLC

AUDIT COMMITTEE CHARTER

(AMENDED & RESTATED)

MARCH 18, 2003

STATEMENT OF POLICY

The Audit Committee of the Board of Managers shall assist the managers in fulfilling their financial oversight responsibilities. Its primary function shall be to review the financial information which will be provided to the members and others, the financial reporting process, the system of internal controls, the audit process and Kaiser Venture LLC’s (the “Company” or “Kaiser”) process for monitoring compliance with laws and regulations.

To assure the appropriate division of labor in corporate governance, the Audit Committee must draw a line between its oversight role and management’s role in managing the affairs of the Company. The Audit Committee is intended to oversee, but not replace, management’s own efforts. Accordingly, the Audit Committee will initiate reviews of the Company’s financial reporting processes and systems, but it is the responsibility of management and the independent auditors to bring to the attention of the Audit Committee any significant failures, irregularities, or other problems within those processes and systems that may arise from time to time and come to their attention.

In performing its duties, the Audit Committee will seek to maintain free and open communication between the managers, the independent auditors, and the financial management of the Company. The Audit Committee is intended to provide an independent and, as appropriate, confidential forum in which interested parties can freely discuss information and concerns.

AUDIT COMMITTEE COMPOSITION

AUDIT COMMITTEE COMPRISED SOLELY OF INDEPENDENT MANAGERS. The Audit Committee shall be comprised of at least two “independent” managers. If at any time the Committee is composed of fewer than two independent managers, such lesser number will constitute the Audit Committee until the Board of Managers appoints a successor or successors.

For a manager to be deemed “independent,” the Board of Managers must affirmatively determine the manager has no material relationship with the Company either directly or as a partner, shareholder, investor or officer of an organization that has a relationship with the Company). “Independence” also requires a five-year cooling-off period for managers who are or were employees of Kaiser, or of its independent auditors and for immediate family members of the above. If future SEC or other applicable rules require a more limited definition of “independent,” then this charter will be deemed amended when so required to conform with any additional limitations.

ACCOUNTING AND FINANCIAL EXPERIENCE OF COMMITTEE CHAIR. The members of the Audit Committee shall designate a Chair by majority vote of the full Audit Committee membership. The Chair of the Audit Committee shall have sufficient accounting or financial management experience to protect the interests of Kaiser’s members, evaluate financial statements, understand general accounting principles, GAAP reporting, and monitor and evaluate internal audit controls as well as the overall audit process and compliance with laws and regulations.

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ONE AUDIT COMMITTEE MEMBER MUST BE A “FINANCIAL EXPERT.” At least one member of the Audit Committee (which may be the Chair) shall have accounting or financial management experience sufficient to qualify as a “financial expert” under the rules of NASDAQ in effect as of the date this Committee adopts this Audit Committee Charter. In determining whether an Audit Committee member is a financial expert, the Board of Managers and the Audit Committee will consider, among other things, whether a person has, through education and experience as a public accountant or auditor or a principal financial officer or principal accounting officer, or from a position involving similar functions:

❖	An understanding of Generally Accepted Accounting Principles (“GAAP”) and financial statements;

❖	Experience in reviewing, preparing auditing, analyzing or evaluating financial statements of generally comparable companies, and applying such principles in connection with the accounting for estimates, accruals and reserves or experience actively supervising one or more persons engaged in such activities;

❖	Experience with internal accounting controls; and

❖	An understanding of audit committee functions.

ADDITIONAL LIMITATIONS. No member of the Audit Committee may sit on audit committees for more than two other public companies, unless explicitly approved by the Company’s Board of Managers and proper disclosure is made in the Company’s proxy statement.

MEETINGS AT LEAST QUARTERLY

The Audit Committee will meet in an executive session at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, in connection with each meeting the Committee will provide an opportunity for the independent auditors and management of the Company to meet separately with the Audit Committee, without members of the other group present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial and accounting personnel and the cooperation that the independent auditors received during the course of their work. Telephonic meetings, as appropriate, are permitted.

VOTING

Each member of the Audit Committee shall have one vote.

COMPENSATION

Audit Committee members may not receive any compensation from Kaiser, other than as a unit holder, manager and/or as a member of any committee appointed by the Board of Managers.

SOLE AUTHORITY FOR RETAINING AUDITORS AND OTHER FINANCIAL PROFESSIONALS

The Audit Committee will have the sole power to:

❖	Hire and fire the independent auditors who audit the financial statements of the Company and its divisions and subsidiaries, based on the Audit Committee’s judgment of the independent auditors’ independence and effectiveness, as well as approving all fees and engagement terms;

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❖	Resolve any disagreement between the auditors and management; and

❖	Approve all non-audit services performed by Kaiser’s auditors, subject to a de minimis exception for such non-audit services. In doing so, the Audit Committee will consider whether the provision of non-audit services, if any, by the independent auditors is compatible with maintaining the independent auditors’ independence. The Audit Committee will not approve any of the Prohibited Services listed on Appendix “A” to this document, and, in making a business judgment about particular non-audit services, the Audit Committee will consider the guidelines contained in Appendix A to this document.

OVERSIGHT RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to help ensure that the corporate accounting and reporting practices of the Company meet or exceed all applicable legal and business standards.

In carrying out its responsibilities, the Audit Committee will:

❖	At least annually, obtain from the independent auditors a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and an explanation of the independent auditor’s internal quality control procedures and material issues (if any) raised in their peer review. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Managers take, appropriate action to ensure the continuing independence of the auditors.

❖	Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Managers and the Audit Committee, as the members’ representatives, and that the Audit Committee has the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

❖	Meet with the independent auditors and financial management of the Company prior to any audit to review the scope of the proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors’ compensation. At the conclusion of the audit process, review the findings in the audit with the independent auditors.

❖	Review the performance of the Company’s financial and accounting personnel with the independent auditors, as well as the adequacy and effectiveness of the accounting and financial controls, including computerized information system controls and security, of the Company. Elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

❖	Review, alone or with legal counsel, communications received by the Company with

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respect to legal and regulatory matters that may have a material effect on the Company’s financial statements or on the Company’s compliance policies, as provided by management of the Company.

❖	Require the independent auditors to timely report to the Audit Committee (i) any difficulties encountered in the course of audit work, including any restriction on the scope of activities or access to required information, (ii) all alternative treatments of financial information within GAAP discussed by the independent auditors and management, the ramifications of each such alternative treatment and the accounting firm’s preferred treatment, and (iii) other material written communications between the accounting firm and the Company’s management, such as any management letter or schedule of unadjusted differences.

❖	Inquire quarterly of management and the independent auditors about significant areas of risk or exposure and assess the steps management of the Company has taken to minimize such risks.

❖	Inquire quarterly of the independent auditors of their views about how the Company’s choices of accounting principles and disclosure practices may affect public views and attitudes about the Company.

❖	Review at least quarterly with financial management and the independent auditors (i) the financial statements contained in the quarterly and annual reports to members to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the members; (ii) critical financial reporting issues, policies and practices, including changes in or adoptions of accounting principles and disclosure practices, review significant period-end adjustments and any other matters required to be communicated to the Audit Committee by the auditors; and (iii) the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

❖	Review with financial management and the independent auditors quarterly and annual earnings releases and press releases containing historical or forward-looking financial information before the reports are filed with the Securities and Exchange Commission, or other regulators, or the releases are published.

❖	Review succession planning with respect to accounting and financial human resources within the Company.

❖	Report the results of the annual audit to the Board of Managers and, if requested by the Board, invite the independent auditors to attend the full Board of Managers’ meeting to assist in reporting the results of the annual audit or to answer the managers’ questions.

❖	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Managers.

❖	Investigate any matter brought to its attention within the scope of its duties, with the

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power to retain outside counsel, accountants, or others for this purpose to assist it in its investigation or for any other reason deemed advisable by a majority of the Audit Committee or its Chair.

❖	Obtain the approval of the full Board of Managers of this Charter, and review and reassess this charter at least annually or as conditions dictate.

❖	Review and approve all “related party transactions” required to be disclosed pursuant to SEC Regulation S-K, Item 404, or any successor provision.

❖	Review and concur with the Company’s Board of Managers in the appointment, replacement, reassignment or dismissal of the Chief Financial Officer of the Company.

❖	Affirm in the Company’s Proxy Statement that the Committee has fulfilled its responsibilities during the year in compliance with the Charter. The Audit Committee Charter will be included in the Proxy Statement every three years or when significant amendments are made to it.

❖	Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the external audit of the Company, as the Audit Committee may, in its discretion, determine to be advisable.

PROCEDURES FOR RESPONDING TO CONCERNS

Every employee of or consultant to the Company who has, or who hears expressed by another person, any concerns about the manner in which the Company’s financial statements or public reports are prepared, the sufficiency of its internal financial controls, the honesty or competence of its financial management or independent auditors or any other matter within the purview of the Audit Committee is directed and strongly encouraged to report the matter promptly to any member of the Audit Committee. The Audit Committee will attempt to keep the name of the person reporting the potential issue confidential to the extent requested by that person and not inconsistent with the best interests of the Company. The Audit Committee will not tolerate retaliation against any person who reports potential issues to the Audit Committee in good faith.

Any member of the Audit Committee who receives such a complaint or inquiry shall notify the Chair of the Audit Committee, who shall then notify the other members of the Audit Committee. The Audit Committee will then promptly decide on an appropriate methodology to investigate, understand and resolve the potential issue in a timely fashion. To do so, the Audit Committee has the power to retain outside counsel, accountants and other professionals to assist in responding to and investigating any issue. After review and discussion in an executive session and (as the Audit Committee deems necessary) with the full Board of Managers and with outside counsel or other outside advisors, the Audit Committee shall seek to promptly address the concerns and respond privately or publicly, as appropriate, to address the matter. The decision of the Audit Committee in any such matter will be final and binding on the Company without further action of the Board of Managers.

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Approved by the Board of Managers and the Audit Committee as of March 18, 2003.

/s/ MARSHALL F. WALLACH	/s/ RICHARD E. STODDARD
Marshall F. Wallach Chairman, Audit Committee	Richard E. Stoddard Chairman of the Board of Managers

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Appendix “A”

To help maintain internal audit controls, the following non-audit services shall not be performed by Kaiser’s independent auditors (“Prohibited Services”):

❖	Bookkeeping or other services related to the Company’s accounting records;

❖	Financial information systems design and implementation;

❖	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

❖	Actuarial services;

❖	Internal audit outsourcing services;

❖	Management functions or human resources;

❖	Broker, dealer, investment adviser, or investment banking services;

❖	Legal services and expert services unrelated to the audit; and

❖	Any other services the SEC or the NASDAQ determines, by regulations is not permitted.

Some factors which may be considered by the Audit Committee when deciding whether to approve audit and non-audit services, which are not Prohibited Services, include:

1.	Whether the service facilitates the performance of the audit, improves the Company’s financial reporting process, or is otherwise in the interest of the Company and its members.

2.	Whether the service is being performed principally for the Audit Committee.

3.	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of the Company’s financial reporting process.

4.	Whether the service would be performed by specialists who ordinarily also provide recurring audit support.

5.	Whether the service would be performed by audit personnel and, if so, whether it will enhance their knowledge of the Company’s business and operations.

6.	Whether the role of those performing the service would be inconsistent with the auditor’s role.

7.	Whether the audit firm’s personnel would be assuming a management role or creating a mutuality of interest with management.

8.	Whether the auditors, in effect, would be auditing their own numbers.

9.	Whether the project must be started and completed very quickly.

10.	The size of the fee(s) for the non-audit service(s).

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In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

Date

Barcode Name & Address of Investor To show thru window
Signature

(Signature if held jointly)

Please sign exactly as your name appears at the left. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE POSTAGE PAID ENVELOPE ENCLOSED.

ACS Securities Services, Inc., 3988 N. Central Expressway, Bldg. 5 – 6th Fl., Dallas TX 75240-9704

KAISER VENTURES LLC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS

The undersigned hereby appoints Richard E. Stoddard and James F. Verhey as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated herein, all Class A Units of Kaiser Ventures LLC (the “Company”) held of record by the undersigned on April 28, 2003, at the annual meeting of the members of the Company to be held on June 17, 2003, or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned Class A Member. If no direction is made, this Proxy will be voted for Proposal 1.

The representation in person or by proxy of at least a majority of the outstanding Class A Units entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. The members of the Board of Managers are elected by plurality of the votes cast by Class A Members entitled to vote at the meeting. Class A Units represented by proxies, which are marked “withhold authority,” will have no effect on the outcome of the vote for election of managers. Approval of any other matter requires the affirmative vote of the majority of Class A Units present in person or represented by proxy at the annual meeting. Only Class A Units that are voted in favor of a particular proposal will be counted toward achievement of a majority. Abstentions have the same effect as votes against the proposal.

PROPOSAL 1:	ELECTION OF INDIVIDUALS TO BOARD OF MANAGERS: Nominees:
		☐	FOR all nominees listed	☐	AGAINST
Ronald E. Bitonti, Todd G. Cole, Gerald A. Fawcett, Richard E. Stoddard (Chairman) and Marshall F. Wallach

To withhold authority to vote for any individual nominee, write that nominee’s name here

(to be signed on other side)